 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 25, 2010 (the “Effective Date”), United Western Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, United Western Bank (the “Bank”), each entered into a Stipulation and Consent to Issuance of Order to Cease and Desist (the “Consents”) with the Office of Thrift Supervision (“OTS”) whereby each of the Company and the Bank consented to the issuance of an Order to Cease and Desist (the “Company Cease and Desist Order” and the “Bank Cease and Desist Order,” respectively, and collectively, the “Cease and Desist Orders”) issued by the OTS, without admitting or denying that grounds exist for the OTS to initiate an administrative proceeding against the Company or the Bank.

Among other things, the Company Cease and Desist Order provides:

•
Within seven days of the Effective Date, the Company must submit a capital plan to the OTS for the Company and the Bank that will detail, among other things, how the Bank will meet and maintain a Tier 1 (core) capital ratio equal to or greater than 8% after the funding of an adequate Allowance for Loan and Lease Losses (“ALLL”), and a total risk-based capital ratio equal to or greater than 12%.

•	The Company cannot declare, make, or pay any dividends or other capital distributions, or repurchase or redeem any capital stock, without receiving the prior written non-objection of the OTS.

•
The Company cannot incur, issue, renew, repurchase, or rollover any debt, increase any current lines of credit, or guarantee the debt of any entity without receiving the prior written non-objection of the OTS.

•	The Company cannot make any payments (including, but not limited to, principal, interest, or fees of any kind) on any existing debt without receiving the prior written non-objection of the OTS.

•
Within 30 days of the Effective Date, the Company must submit an operations plan to the OTS that addresses how the Company will meet all of its financial obligations for the remainder of 2010 through 2012, including, but not limited to, payments on senior notes, dividend payments on preferred stock, and interest payments on trust preferred securities without reliance on the receipt of dividends from the Bank.  This operations plan must include, among other things, pro forma cash flow projections detailing all anticipated sources and uses of funds, including, but not limited to, any scheduled payment obligations of the Company related to outstanding debt, operating expenses, and equity issuances.  On a quarterly basis, the Board of Directors of the Company must review and submit to the OTS a report prepared by management detailing material deviations from the operations plan and related corrective measures.

•	The Company must ensure the Bank’s compliance with the Bank Cease and Desist Order.

Among other things, the Bank Cease and Desist Order provides:

•
By June 30, 2010, the Bank must meet and maintain a Tier 1 (core) capital ratio equal to or greater than 8% after the funding of an adequate ALLL and a total-risk based capital ratio equal to or greater than 12%.  As of June 30, 2010, the Bank did not meet such capital ratios.  Prior to entering the Consents and again when the Consents were submitted to the OTS, the Bank requested from the OTS an extension on the deadline to September 30, 2010 to meet and maintain these capital ratios since the Company is continually working with its investment banking firm to assist the Company in raising additional capital for the Company and the Bank. As of the filing of this Form 8-K, the OTS has not responded such extension.

•
The Bank must submit a capital plan to the OTS addressing how the Bank will meet and maintain these capital ratios.  On a monthly basis, the Board of Directors of the Bank must review a report prepared by management detailing deviations from the capital plan and related corrective measures.

•
Within seven days of the Effective Date, the Bank must submit a contingency plan to the OTS that details actions to be taken to (a) consummate a merger or acquisition by another federally insured depository institution or (b) voluntarily liquidate by filing an appropriate application with the OTS.  This contingency plan must be implemented upon notification from the OTS, and the Bank will be required to provide monthly status reports to the OTS on the execution of the contingency plan.

•
Within 30 days of the Effective Date, the Bank must submit to the OTS an updated business plan covering the Bank’s operations through December 31, 2012, including, but not limited to, (a) plans to strengthen the Bank’s operations, earnings, and profitability; (b) discussion of the Bank’s current financial position and plans to meet projections and required capital ratios; (c) quarterly pro forma financial statements; and (d) all relevant assumptions and projections.  On a quarterly basis, the Board of Directors of the Bank must review and submit to the OTS a report prepared by management detailing material deviations from the business plan and related corrective measures.

•
Within 30 days of the Effective Date, the Bank must submit to the OTS a revised classified asset reduction plan containing specific strategies for reducing the Bank’s ratio of classified assets to Tier 1 (core) capital plus ALLL to a level and within a time frame acceptable to the OTS, as well as plans to strengthen the Bank’s capital base even if such target is not met.

•
Within 30 days of the Effective Date, the Bank must submit to the OTS a revised concentration reduction plan detailing how the Bank will reduce its existing concentration of construction loans, non-residential mortgage loans, and non-agency mortgage-backed securities as a percentage of Tier 1 (core) capital plus ALLL to a level and within a time frame acceptable to the OTS.

•
The Bank must not, directly or indirectly, make, invest in, purchase, or commit to make or purchase new construction or land loans, except for construction loans underwritten through the preferred lender program of the United States Small Business Association, without the prior written non-objection of the OTS.

•
Within seven days of the Effective Date, the Bank must submit a liquidity contingency plan to the OTS containing strategies for ensuring that the Bank maintains adequate short-term and long-term liquidity to withstand any anticipated or extraordinary demand against its funding base.  This plan must:  (a) conform to regulatory guidance; (b) specifically address deposit concentrations and plans to reduce or manage such concentrations; (c) set forth the Bank’s strategies for funding projected lending activities; (d) include cash flow analysis of liquidity; (e) include identification of funding sources to meet extraordinary demand; and (f) set forth the assumptions used in the development of the liquidity contingency plan.  On a weekly basis or more frequently if requested by the OTS, the Bank must submit to the OTS a liquidity and cash flow analysis.

•
The Bank cannot increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior written non-objection of the OTS.

•	The Bank cannot declare or pay dividends or make any other capital distributions without the prior written non-objection of the OTS.

•
By August 31, 2010, the Bank must adjust its loan portfolio to comply with quantitative regulatory limitations regarding transactions with a single affiliate.  Further, the Bank cannot engage in any such transaction unless it has complied with applicable regulatory notification requirements.

•	By August 31, 2010, the Bank must reduce its loan concentrations to comply with loan-to-one borrower regulatory requirements.

•	The Bank must comply with brokered deposit regulatory requirements.

•
Within 45 days of the Effective Date, the Bank must ensure all violations of law or the Bank Cease and Desist Order are corrected and adequate policies and procedures are implemented to prevent future violations.

The Cease and Desist Orders shall each remain effective until terminated, modified or suspended in writing by the OTS.

Both the Company and the Bank continue to pursue all reasonable and necessary steps to comply with the Cease and Desist Orders, however, there can be no assurance that the Company and/or the Bank will be able to comply with such orders.

The foregoing descriptions of the Cease and Desist Orders are only summaries and are qualified in their entirety by reference to the full text of the respective Cease and Desists Orders, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number                                Description

10.1	Order to Cease and Desist, dated June 25, 2010, issued by the Office of Thrift Supervision for United Western Bancorp, Inc.

10.2	Order to Cease and Desist, dated June 25, 2010, issued by the Office of Thrift Supervision for United Western Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2010	UNITED WESTERN BANCORP, INC.

By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, General Counsel and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Order to Cease and Desist, dated June 25, 2010, issued by the Office of Thrift Supervision for United Western Bancorp, Inc.
10.2	Order to Cease and Desist, dated June 25, 2010, issued by the Office of Thrift Supervision for United Western Bank